Exhibit 10.1

AMENDMENT TO

SHARE EXCHANGE AGREEMENT

BY AND AMONG

American Education Center Inc.

AEC Southern Management Co., LTD

AND

Persons listed in Exhibit A hereof

DATE: March 27, 2017

RECITALS

WHEREAS, This Share Exchange Agreement, dated as of November 8, 2016 (the “Exchange Agreement”), was made by and among American Education Center Inc., a Nevada corporation (the “Acquiror Company” or “AEC Nevada”), AEC Southern Management Co., LTD, a company formed pursuant to the laws of England and Wales (the “Acquiree Company” or “AEC England and Wales”), and Persons listed in Exhibit A of the Exchange Agreement, which consist of all of the shareholders of the Acquiree Company at the date of the Exchange Agreement and certain Person receiving Service Shares (as defined in the Exchange Agreement) (each an “Original Party” and together, “Original Parties”).

WHEREAS, the Acquiror Company, the Acquiree Company, and each of the Original Parties desire to amend the Exchange Agreement as follows.

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AMENDMENTS

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

2. Effective Date and Amendments. The parties hereto acknowledge, consent to, and agree to the following:

2.1 The Effective Date of the Exchange Agreement shall be October 31, 2016.

2.2 Section 3.1 of the Exchange Agreement is hereby replaced in its entirety as follows:

Closing Date. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. Eastern Time on October 31, 2016 (the “Closing Date”), at the office of Acquiror Company, 2 Wall Street Fl. 8, New York, NY 10005.

2.3 The Exhibit A of the Exchange Agreement shall be replaced in its entirety with the following:

Exhibit A

Shareholders of Acquiree Company at the date of the Share Exchange

No.	Name	Shares of Acquiree Company	No. of Acquiror Company Shares to be received upon closing of the Share Exchange
1	Ye Tian	5,100	750,000
2	Rongxia Wang	4,900	750,000

	Total:	10,000	1,500,000

Person to Receive Service Shares

Name	No. of Acquiror Company Shares to be received upon closing of the Share Exchange
Yangying Zou	1,500,000

3.    Miscellaneous. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect, and each party hereto ratifies the Exchange Agreement as amended hereby. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

[Intentionally left blank below;

signature pages to follow]

IN WITNESS WHEREOF, this Amendment to Share Exchange Agreement has been duly executed as of the date first written above.

Original Parties:

/s/ Ye Tian
Ye Tian

/s/ Rongxia Wang
Rongxia Wang

/s/ Yangying Zou
Yangying Zou

Acquiror Company

American Education Center Inc.

By:	/s/ Max P. Chen
Name:	Max P. Chen
Title:	President

Acquiree Company

AEC Southern Management Co., LTD

By:	Qi Wu
Name:	/s/ Qi Wu
Title:	CEO